U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

Freedom Environmental Services, Inc.
(Name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53388	56-2291458
(Commission File Number)	(I.R.S. Employer
Identification No.)

5036 Dr. Phillips Blvd. #306
Orlando, Florida 32819

(407) 658-6100
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Freedom Environmental Services, Inc., a Nevada corporation.

Item 4.01 Changes in Registrant's Certifying Accountant.

On May 13, 2009, Tarvaran, Askelson & Company, LLP ("TAC") was appointed as the independent auditor for Freedom Environmental Services, Inc., commencing with the quarter ending March 31, 2009, and Lawrence Scharfman & Co. CPA P.A. ("LSC") was dismissed as the independent auditors for the Company as of May 14, 2009. LSC was engaged on April 2, 2009. The decision to change auditors was approved by the Board of Directors on May 13, 2009.

The report of LSC on the financial statements for year ended December 31, 2008 did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

“As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $378,081 and a working capital deficit of $405,362 at December 31, 2008. While the Company is continuing to increase sales, other sources of revenue will be necessary for the current year. Management may attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue.”

During the Company's most recent completed fiscal year, there were no disagreements with LSC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of LSC, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the Company's most recent completed fiscal year, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company.

During the Company's most recent completed fiscal years, the Company did not consult with TAC with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The Company has furnished a copy of this Report to LSC and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from LSC is submitted hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
		Exhibit 16.1	Letter of Lawrence Scharfman & Co. CPA P.A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freedom Environmental Services, Inc.

Date: May 18, 2009	By: /s/ Michael S. Borish

Michael S. Borish Chairman, Chief Executive Officer (Principle Executive Officer), Acting Chief Financial officer (Principal Accounting Officer)